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                                      NOTE

APRIL 1, 1998
GARDEN CITY, NEW YORK

1302 AZURE PLACE, HEWLETT HARBOR, NEW YORK

1.        BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay U.S. $630,000.00 (this amount is called "principal"), plus interest, to the order of the Lender. The Lender is SHOREWOOD PACKAGING CORPORATION, a Delaware corporation. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this
Note is called the "Note Holder."

2.        INTEREST

Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of 6-1/2%.

The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(B) of this Note.

3.        PAYMENTS

          (A)        TIME AND PLACE OF PAYMENTS

I will pay principal and interest by making payments every YEAR.

I will make any ANNUAL payments on the 1ST DAY OF AUGUST BEGINNING ON AUGUST 1, 1999, IN ACCORDANCE WITH SCHEDULE "I". My monthly payments will be applied to interest before principal. If, on AUGUST 1, 2013, I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "maturity date."

I will make ANNUAL payments at 277 PARK AVENUE, NEW YORK, NEW YORK 10172 or at a different place if required by the Note Holder.

4.        BORROWER'S RIGHT TO PREPAY

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as "prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so.


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I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my ANNUAL payment unless the Note Holder agrees in writing to those changes.

5.        LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6.        BORROWER'S FAILURE TO PAY AS REQUIRED

     (A)        LATE CHARGE FOR OVERDUE PAYMENTS

If the Note Holder has not received the full amount of any monthly payment by the end of THIRTY (30) DAYS after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be FOUR PERCENT (4%) of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.

     (B)        DEFAULT

If I do not pay the full amount of each monthly payment on the date it is due, I will be in default .

     (C)        NOTICE OF DEFAULT

If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all interest that I owe on that amount. That date must be at least thirty (30) days after the date on which the notice is delivered or mailed to me.

     (D)        NO WAIVER BY NOTE HOLDER

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.


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     (E)        PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7.   GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in
Section 3(A) above or at a different address if I am given a notice of that different address.

8.   OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

9.   WAIVERS

I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10.  UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under


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what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

         TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER.

         If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

         If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than thirty
         (30) days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

SEE: SCHEDULE "I" ATTACHED HERETO FOR ADDITIONAL PROVISIONS

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.


                                                /s/ MARSHA E. LIEBMAN (Borrower)

                                                   /s/ HOWARD LIEBMAN (Borrower)



STATE OF New York COUNTY OF NASSAU      SS:

On the 1ST day of APRIL, 1998, before me personally came MARSHA E. LIEBMAN AND HOWARD LIEBMAN to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they executed the same.

/S/ JOAN M. KOMULAINEN

JOAN M. KOMULAINEN
Notary Public, State of New York
No. 01KO5006874
Qualified in Suffolk County
Commission Expires January 11, 1999.


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                           SCHEDULE I - NOTE PAYMENTS

 Payment Date            Principal           Interest             Principal Bal.
 ------------            ---------           --------             --------------
August 1, 1999            $25,000            *54637.18                605,000
August 1, 2000             25,000            39325.00                 580,000
August 1, 2001             25,000            37700.00                 555,000
August 1, 2002             25,000            36075.00                 530,000
August 1, 2003             25,000            34450.00                 505,000
August 1, 2004             50,000            32825.00                 455,000
August 1, 2005             50,000            29575.00                 405,000
August 1, 2006             50,000            26325.00                 355,000
August 1, 2007             50,000            23075.00                 305,000
August 1, 2008             50,000            19825.00                 255,000
August 1, 2009             50,000            16575.00                 205,000
August 1, 2010             50,000            13325.00                 155,000
August 1, 2011             50,000            10075.00                 105,000
August 1, 2012             50,000             6825.00                  55,000
August 1, 2013             55,000             3575.00                       0

         Total           $630,000

* Includes stub period interest from April 1, 1998 to August 1, 1998 @ 112.19 per day.

                              ADDITIONAL PROVISIONS

Upon any event of default of the terms and conditions of this Note or under the Mortgage dated of even date herewith given by Marsha E. Liebman as Mortgagor to Note Holder as Mortgagee to secure this Note, this Note shall become immediately due and payable. The following events shall be considered an additional event of default; any sale or transfer of the mortgaged premises or any part thereof or interest therein, except such transfer as may result from the death of an owner or condemnation by a public authority; or if for any reason, Howard Liebman, is no longer employed by the Note Holder or any of its subsidiaries or affiliates for a period of more than ninety (90) days.



                                                           /s/ Marsha E. Liebman


                                                              /s/ Howard Liebman


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